UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 1, 2009

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2009, the Board of Directors of Central European Media Enterprises Ltd. (the “Company”) appointed Mr. Paul Cappuccio, Executive Vice President and General Counsel of Time Warner Inc. ("Time Warner"), and Mr. Michael Del Nin, Senior Vice President, International and Corporate Strategy of Time Warner, to the Board of Directors.

Time Warner is entitled to designate two members for appointment to the Board of Directors of the Company in connection with an Investor Rights Agreement dated May 18, 2009 among the Company, Time Warner, Ronald Lauder and certain entities affiliated with Mr. Lauder, which was described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2009.

On October 1, 2009, Mr. Olaf Olafsson, Executive Vice President of Time Warner, resigned from the Board of Directors of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: October 5, 2009	/s/ David Sturgeon
David Sturgeon Deputy Chief Financial Officer